As Amended March 20, 1996

                                BY-LAWS

                                   OF

               SOUTHWEST GEORGIA FINANCIAL CORPORATION

                               ARTICLE I

                                OFFICES

              Section 1. Registered Office. The registered office shall be in the State of Georgia, County of Colquitt.



              Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Georgia as the board of directors may from time to time determine and the business of the corporation may require or make desirable.

                               ARTICLE II

                        SHAREHOLDERS' MEETINGS


              Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the fourth Tuesday of April of each year, or at such other time as the Board of Directors of the Corporation may determine, at the principal office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

              Section 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the corporation or at such other place in the United States as may be designated in the notice of said meetings, upon call of the chairman of the board of directors or the president and shall be called by the president or the secretary when so directed by the board of directors or at the request in writing of shareholders owning at least 50% of the issued and outstanding capital stock of the corporation entitled to vote thereat.
   Any such request shall state the purposes for which the meeting is to be called.

              Section 3. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meetings, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting

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   not less than 10 nor more than 50 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid addressed to the shareholder at his address as it appears on the corporation's record of stockholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

              Section 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the articles of incorporation, or by these by-laws. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

              Section 5. Order of Business. At the annual meeting of shareholders the order of business shall be as follows:

              1.  Call to order
              2.  Proof of notice of meeting
              3.  Reading of minutes of last annual meeting
              4.  Election of directors
              5.  Miscellaneous business

              Section 6. Voting. Except as otherwise provided by the Articles of Incorporation, when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Except as otherwise provided by the Articles of Incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock

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   having voting power registered in his name on the books of the corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.

              Section 7. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.

              Section 8. List of Shareholders. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent of registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the corporation's regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.

              Section 9. Shareholder Proposals. At any annual or special meeting of the shareholders, no shareholder proposal, resolution or recommendation (a"Shareholder Proposal"), including, without limitation, nomination of a director or slate of directors or a proposal to remove any director(s), shall be considered unless advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the articles of incorporation and by-laws of the corporation. Notice of any Shareholder Proposal to be presented by any shareholder(s) at any meeting of shareholders shall be delivered to the secretary of the corporation at its principal executive office at least 15 days prior to the date of the meeting. Any shareholder who gives notice of any such proposal shall deliver herewith to the board of directors the text of the Shareholder Proposal in writing and a letter which includes the following:

              (a) the purpose(s) for which the proposal or resolution is desired;

              (b) the name(s), address(es), and number of shares held of record by said shareholder(s)(or owned beneficially and represented by a nominee certificate on file with the corporation);


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              (c)  the number of shares (by class) that have been
                   solicited with regard to the Shareholder
                   Proposal and the number of shares (by class) the holders of which have agreed (in writing or otherwise) to vote in any specific fashion on said Shareholder Proposal;

              (d) a written statement by said shareholder(s) that he/they intend to continue ownership of such voting shares through the date of the meeting at which said Shareholder Proposal is proposed to be addressed; and

              (e) if the Shareholder Proposal relates to the nomination of a director or slate of directors, detailed information about such nominees, including, without limitation, each person's age, past and present employment, education, beneficial ownership of shares in the corporation, past and present financial standing, the information regarding such person required by paragraphs (a), (e), and (l) of
                   Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), such person's signed consent to serve as a director of the corporation if elected, criminal history (including any convictions, indictments or settlement thereof), involvements in any past or pending litigation or administrative proceedings (including threatened involvement), relationship and agreements (whether or not in writing) with the shareholder(s)(and their relatives, subsidiaries and affiliates) introducing the Shareholder Proposal, past and present relationships or dealings with the corporation or any of its subsidiaries, affiliates, directors or officers, and their plans or proposals for managing the affairs of the corporation (including, without limitation, any termination of employees, any sales of 10% or more of the corporation's assets (measured by fair market value or book value), any proposed merger, business combination or recapitalization involving the corporation, and any proposed dissolution or liquidation of the corporation). Additionally, the letter must set forth as to each proposed director nominee, all information relating to such person that would be required to be disclosed, or otherwise required, pursuant to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated

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                   thereunder (the "Exchange Act"), in connection
                   with any acquisition of shares or in connection with the solicitation of proxies for the election of directors, regardless of the applicability of such provisions of the Exchange Act.

              The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be discussed or voted on if such notice has not been given.

              The provisions in this Section 9 shall be read in accordance with and so as not to conflict with the rules and regulations promulgated by the Securities and Exchange Commission or by any stock exchange or securities market system upon which the corporation's shares are listed or traded. Nothing in these bylaws shall be deemed to require the consideration at any meeting of shareholders of any Shareholder Proposal which, under applicable law, the corporation may refuse to present for consideration.


                              ARTICLE III

                               DIRECTORS

              Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not prohibited by law, by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

              Section 2. Number, Election and Term. The number of directors which shall constitute the whole Board shall not be less than five (5) nor more than twenty-five (25) persons qualified to become directors under applicable laws. The exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors shall be natural persons who have attained the age of eighteen (18) years, but need not be residents of the State of Georgia or shareholders of the Corporation.

              Section 3. Vacancies. Vacancies, including vacancies resulting from any increase in the number of directors, but not including vacancies resulting from removal

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

   from office by the shareholders, may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

              Section 4. Meetings and Notice. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the chairman of the board or president or by any three directors on one day's oral, telegraphic or written notice duly given or served on each director personally, or three days' notice deposited, first class postage prepaid, in the United States mail. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

              Section 5. Quorum. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, or by these by-laws. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

              Section 6. Conference Telephone Meeting. Unless the articles of incorporation or these by-laws otherwise provide, members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person.

              Section 7. Consent of Directors. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be

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

   taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the board.

              Section 8. Committees. The board of directors may by resolution passed by a majority of the whole board, designate from among its members one or more committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation except that it shall have no authority with respect to (1) amending the articles of incorporation or these by-laws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation; and (4) a voluntary dissolution of the corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

              Section 9. Removal of Directors. Except as otherwise provided by the Articles of Incorporation, at any shareholders' meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and his successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within 60 days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

              Section 10. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board and/or the shareholders, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.






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                               ARTICLE IV

                                OFFICERS

              Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices, except the offices of president and secretary may be held by the same person. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

              Section 2. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee or officer appointed by the board.

              Section 3. Term of Office. Unless otherwise provided by resolution of the board of directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

              Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.

              Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the board of directors.

              Section 6. Powers and Duties. Except as hereinafter provided, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

              (a) President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and (unless the board shall have created an office of chairman of the board) the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to

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         be otherwise signed and executed and except where the
         signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

              (b) Vice-President. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              (c) Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

              (d) Assistant Secretary. The assistant secretary or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              (e) Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of

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         directors, at its regular meetings, or when the board of
         directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

              (f) Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              Section 7. Voting Securities of Corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

                               ARTICLE V

                              CERTIFICATE

              Section 1. Form of Certificate. Every holder of fully-paid stock in the corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe.

              Section 2. Lost Certificates. The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require

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   and/or to give the corporation a bond in such
   sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

              Section 3. Transfers. (a) Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

              (b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

              (c) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

              (d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws or the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

              Section 4. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

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   If no record date is fixed for the determination of
   shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors shall fix a new record date for the adjourned meeting.

              Section 5. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                               ARTICLE VI

                           GENERAL PROVISIONS
              Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

              Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

              Section 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia".
   The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the corporation.
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              Section 4. Annual Statements.  Not later than four
   months after the close of each fiscal year, and in any case prior to the next annual meeting of stockholders, the corporation shall prepare:

              (1) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

              (2) A profit and loss statement showing the results of its operations during its fiscal year.

   Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                              ARTICLE VII

              INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Section 1. Right of Indemnification and Standards of Conduct. Every person (and the heirs and legal representatives of such person) who is or was a director or officer of this corporation or any other corporation of which he served as such at the request of this corporation and of which this corporation directly or indirectly is a shareholder or creditor, or in which, or in the stocks, bonds, securities or other obligations of which it is in any way interested, may in accordance with Section 2 hereof be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action suit or proceedings, whether civil, criminal, administrative or investigative (whether brought by or in the right of this corporation or otherwise), or in connection with any appeal relating thereto, in which he may become involved, as a party or prospective party or otherwise, by reason of his being or having been a director or officer of this corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director or officer or as a member of any committee appointed by the board of directors of this corporation to act for, in the interest of, or on behalf of this corporation, whether or not he continues to be such at the time such liability or expense shall have been incurred; provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties, and amounts paid in compromise of settlement by a director or officer. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of


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   guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this Section.

              Section 2. Determination  of Right of
   Indemnification.
   Every person (and the heirs and legal representative of such person) referred to in Section 1 hereof who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in Section 1 hereof shall be entitled to indemnification as of right without any further action or approval by the board of directors. Except as provided in the immediately preceding sentence, any indemnification under Section 1 next above shall be made at the discretion of this corporation, but only if (a) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, shall find that the director or officer has met the standard of conduct set forth in Section 1 hereof, or (b) if no such quorum of the board exists, independent legal counsel selected by any Judge of the United States District Court for the Middle District of Georgia, Thomasville Division, at the request of either the corporation or the person seeking indemnification, shall deliver to the corporation their written opinion that such director or officer has met such standards, or (c) the holders of a majority of stock then entitled to vote for the election of directors shall determine by affirmative vote that such director or officer has met such standards.

              Notwithstanding the foregoing, no officer or director who was or is a party to any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an officer or director of this or such other corporation shall be indemnified in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and except to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

              Section 3. Advance of Expenses. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article VII may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article.




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              Section 4. Rights of Indemnification Cumulative.
   The rights of indemnification provided in this Article VII shall be in addition to any rights to which any such director or officer or other person may otherwise be entitled under any by-law, agreement, vote of shareholders, or otherwise, and shall be in addition to the power of the corporation to purchase and maintain insurance on behalf of any such director or officer or other person against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the corporation would have the power to indemnify him against such liability under this Article or otherwise.

              Section 5. Statement to Stockholders. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation on threatened litigation.
                              ARTICLE VIII

                               AMENDMENTS

              Except as otherwise provided by the Articles of Incorporation, the board of directors shall have power to alter, amend or repeal the by-laws or adopt new by-laws by majority vote of all of the directors, but any by-laws adopted by the board of directors may be altered, amended or repealed and new by-laws adopted, by the shareholders by majority vote of all of the shares having voting power.


                               ARTICLE IX

                       FAIR PRICE REQUIREMENTS

              All of the requirements of Part 2 of Article 11 of the Georgia Business Corporation Code (currently codified in Sections 14-2-1110 through 14-2-1113), as may be in effect from time to time (the "Fair Price Statute"), shall apply to all "business combinations" (as currently defined in Section 14-2-1110 of the Georgia Business Corporation Code) involving the Corporation. The requirements of the Fair Price Statute shall be in addition to the requirements of any provisions in the Corporation's Articles of Incorporation, as amended, and nothing contained in such provisions of the Corporation's Articles of Incorporation, as amended, shall be deemed to limit the provisions contained in the Fair Price Statute.

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                               ARTICLE X

                        BUSINESS COMBINATIONS

              All of the requirements of Part 3 of Article 11 of the Georgia Business Corporation Code (currently codified in Sections 14-2-1131 through 14-2-1133), as may be in effect from time to time (the "Business Combination Statute"), shall apply to all "business combinations" (as currently defined in Section 14-2-1131 of the Georgia Business Corporation Code) involving the Corporation. The requirements of the Business Combination Statute shall be in addition to the requirements of any provisions in the Corporation's Articles of Incorporation, as amended, and nothing contained in such provisions of the Corporation's Articles of Incorporation, as amended, shall be deemed to limit the provisions contained in the Business Combination Statute.





















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